                      [Logo of Vencor, Inc. appears here]

                                                                    EXHIBIT 99.1


                              Contact:       W. Earl Reed, III
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (502) 596-7380


                     VENCOR REPORTS FIRST QUARTER RESULTS


LOUISVILLE, Ky. (Apr. 16, 1998) - Vencor, Inc. (NYSE:VC) today announced operating results for the three months ended March 31, 1998.

  For the quarter, revenues increased 21% to $823.3 million compared with $680.7 million in the year-earlier period. Excluding non-recurring transactions, income from operations for the quarter totaled $26.5 million, or $0.39 per diluted share, versus $34.0 million, or $0.48 per diluted share, in the year-earlier period.

  For the three months ended March 31, 1998, Vencor recorded non-recurring expenses of $7.7 million net of tax, or $0.11 per diluted share, for amounts incurred to date related to the Company's proposed spin-off transaction. In the year-earlier period, the Company recorded an extraordinary charge of $2.3 million net of tax, or $0.03 per diluted share, related to the early extinguishment of debt.

  Vencor, a $3 billion long-term healthcare company, owns and operates a national network of hospitals, nursing centers and contract service providers in 45 states.

                                    -MORE-

VC Reports First Quarter Results
Page 2
Apr. 16, 1998
--------------------------------------------------------------------------------

                                 VENCOR, INC.
                             FINANCIAL HIGHLIGHTS
                                  (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                THREE MONTHS ENDED
                                                      MARCH 31,
                                              ------------------------
                                                 1998          1997
                                              ----------    ----------
Revenues                                      $  823,316    $  680,696

Net income:
 Excluding non-recurring transactions         $   26,545    $   33,982
 Non-recurring transactions                       (7,664)            -
 Extraordinary loss on debt refinancing                -        (2,259)
                                              ----------    ----------
    Net income                                $   18,881    $   31,723
                                              ==========    ==========

Earnings per common share:
 Basic:
  Excluding non-recurring transactions        $     0.39    $     0.49
  Non-recurring transactions                       (0.11)            -
  Extraordinary loss on debt refinancing               -         (0.03)
                                              ----------    ----------
    Net income                                $     0.28    $     0.46
                                              ==========    ==========
  Diluted:
  Excluding non-recurring transactions        $     0.39    $     0.48
  Non-recurring transactions                       (0.11)            -
  Extraordinary loss on debt refinancing               -         (0.03)
                                              ----------    ----------
    Net income                                $     0.28    $     0.45
                                              ==========    ==========

Shares used in computing earnings per
 common share:
     Basic                                        67,448        68,929
     Diluted                                      67,857        70,207

                                    -MORE-

VC Reports First Quarter Results
Page 3
Apr. 16, 1998
--------------------------------------------------------------------------------

                                 VENCOR, INC.
                  CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                THREE MONTHS ENDED
                                                      MARCH 31,
                                              ------------------------
                                                 1998          1997
                                              ----------    ----------
Revenues                                      $  823,316    $  680,696
                                              ----------    ----------
Salaries, wages and benefits                     480,364       396,573
Supplies                                          76,052        66,033
Rent                                              24,135        18,948
Other operating expenses                         127,258       109,786
Depreciation and amortization                     35,470        24,372
Interest expense                                  37,195        10,660
Investment income                                 (1,180)       (1,567)
Non-recurring transactions                         7,664             -
                                              ----------    ----------
                                                 786,958       624,805
                                              ----------    ----------

Income before income taxes                        36,358        55,891
Provision for income taxes                        17,477        21,909
                                              ----------    ----------
Income from operations                            18,881        33,982
Extraordinary loss on extinguishment of debt,
 net of income tax benefit                             -        (2,259)
                                              ----------    ----------
   Net income                                 $   18,881    $   31,723
                                              ==========    ==========

Earnings per common share:
 Basic:
  Income from operations                      $     0.28    $     0.49
  Extraordinary loss on extinguishment
   of debt                                             -         (0.03)
                                              ----------    ----------
   Net income                                 $     0.28    $     0.46
                                              ==========    ==========
Diluted:
  Income from operations                      $     0.28    $     0.48
  Extraordinary loss on extinguishment
   of debt                                             -         (0.03)
                                              ----------    ----------
   Net income                                 $     0.28     $    0.45
                                              ==========    ==========
Shares used in computing earnings per
 common share:
 Basic                                            67,448       68,929
 Diluted                                          67,857       70,207

                                    -  END-